Exhibit 5.1 Legal Opinion

BARNES & THORNBURG LLP

January 29, 2010

Terra Nova Financial Group, Inc.
100 South Wacker, Suite 1550
Chicago, Illinois 60606

Re:	Terra Nova Financial Group, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

              We have acted as legal counsel for Terra Nova Financial Group, Inc., an Illinois corporation (the "Company"), in connection with the Post-Effective Amendment No. 2 on Form S-1 (No. 333-136194) (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), relating to the sale from time to time of up to 9,942,694 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company by the Selling Stockholders set forth in the Registration Statement (the "Selling Stockholders"), which shares of Common Stock were previously registered by the Company on the Registration Statement on Form SB-2, effective as of February 13, 2007, and either (i) have been previously issued to the Selling Stockholders (the "Issued Common Stock") or (ii) will be issued (the "Warrant Common Stock" and collectively with the Issued Common Stock, the "Offered Common Stock") upon the exercise of warrants held by the Selling Stockholders (the "Warrants"). The allocation between Issued Common Stock and Warrant Common Stock being registered on the Registration Statement will be at the discretion of the Selling Stockholders, but in no event will exceed an aggregate of 9,942,694 shares of Common Stock.

              We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, the Registration Statement, and originals or duplicates, or certified copies of, such records, minutes, agreements and other documents relating to the Company as we have deemed material for the purposes of rendering this opinion. As to questions of fact material to this opinion we have relied upon certificates of public officials and of officers and representatives of the Company.

              In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents. We have assumed (a) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that resolutions contained in any minutes or consents reviewed by us were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect, and have not been rescinded or amended, and

(d) that on the date of issuance of any of the Warrant Common Stock, the Company will have sufficient authorized but unissued common shares.

              We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Illinois and the federal laws of the United States of America.

              Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

              Based upon and subject to the foregoing, we are of the opinion that (i) the Issued Common Stock has been duly authorized, and such shares are validly issued, fully paid and nonassessable and (ii) when: (A) the shares of Warrant Common Stock have been issued upon exercise of the Warrants in accordance with the terms of the Warrants; (B) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of the Warrant Common Stock upon exercise of the Warrants in accordance with the resolutions of the Board of Directors; (C) certificates representing the shares of the Warrant Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (D) the Company receives consideration per share of the Warrant Common Stock in the amount set forth in the Warrants, the issuance and sale of the shares of Warrant Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

Very Truly Yours, /s/ Barnes & Thornburg LLP BARNES & THORNBURG LLP